Exhibit 10.24

FIRST AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between MEDNAX SERVICES, INC., a Florida corporation (“Employer”), and STEPHEN D. FARBER (“Employee”), effective as of April 1, 2020 (the “Effective Date”).

RECITALS

WHEREAS, Employer and Employee are the parties to that certain Amended and Restated Employment Agreement, effective as of February 13, 2020 (the “Employment Agreement”); and

WHEREAS, the parties have agreed to amend the Employment Agreement as provided herein, to effectively reduce Employee’s annual salary of $550,000.00 to an annual salary of $275,000.00 from the period commencing on the Effective Date through the three-month anniversary of such date or such later date as mutually agreed to by the parties;

WHEREAS, such reduction in annual salary is not intended to affect any other amounts that could become payable and are based on the Employee’s annual salary such as severance or bonus amounts; and

WHEREAS, Employer and Employee agree that the reduction in annual salary herein shall not constitute “Good Reason,” as defined in the Employment Agreement, and shall not trigger any severance obligations on the part of Employer.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.     All capitalized terms used but not otherwise defined in this Amendment have the meanings provided in the Employment Agreement.

2.     Section 2.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

2.1.      Base Salary.

(a)     Base Salary. Employee shall be paid an annual base salary as determined by the Compensation Committee (“Compensation Committee”) of the MEDNAX Board of Directors (the “Board”) from time to time (the “Base Salary”), payable in installments consistent with Employer's customary payroll schedule and subject to applicable withholding for taxes and other Employee directed withholdings. Employee’s initial Base Salary will be set forth on Exhibit B hereto; provided, however, that for the period from April 1, 2020 through June 30, 2020, or such later period as agreed to by the parties (the “Reduction Period”), Base Salary shall equal $275,000.00 (the “Reduced Base Salary”). Notwithstanding the foregoing, and for the avoidance of doubt, for purposes of any other provision in this Agreement, including Sections 3 and 5, any reference to “Base

Salary” shall mean the amount set forth on Exhibit B (subject to change by the Compensation Committee per this Section 2.1(a)) and not the Reduced Base Salary. The Compensation Committee shall review the amount of Employee’s Base Salary on an annual basis no later than ninety (90) days after the beginning of Employer’s fiscal year. Any change to Employee’s Base Salary as set forth in Exhibit B that is approved by the Compensation Committee shall become Employee’s new Base Salary for purposes of this Agreement.

2.     Employee acknowledges and agrees that the changes set forth in this Amendment are by mutual agreement of Employee and Employer and nothing contained herein and no changes contemplated hereby constitute “Good Reason,” as defined in the Employment Agreement.

3.     Except as specifically amended hereby, the Employment Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

4.     This Amendment shall be governed by and construed in accordance with the terms and conditions of the Employment Agreement, including the governing law and dispute resolution provisions thereof.

5.     This Amendment may be executed in counterparts and both of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute one and the same instrument. The Amendment may be executed by facsimile or other electronic signature.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date set forth below each party’s signature below and to be effective as of the Effective Date.

EMPLOYER: MEDNAX SERVICES, INC. By:/s/ Roger J. Medel, M.D. Name: Roger J. Medel, M.D. Title: Chief Executive Officer Date: April 7, 2020	EMPLOYEE: By: /s/ Stephen D. Farber Stephen D. Farber Date: April 7, 2020

[Signature Page to First Amendment to Amended and Restated Employment Agreement]